Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-54876, 33-73300, 333-09093, 333-112173 and 333-130677) of BIOLASE Technology, Inc. of our report dated July 15, 2005 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orange County, California

March 15, 2007